UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2026 (January 5, 2026)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01              Entry into a Material Definitive Agreement.

As previously disclosed by ClearOne, Inc., a Delaware corporation (the “Company”), in its quarterly report on Form 10-Q for the quarter ended September 30, 2025, eight former employees of ClearOne Spain, SL (“ClearOne Spain”), the Company’s wholly-owned subsidiary in Spain, filed a claim with the High Court of Justice of Aragon Spain against the Company and ClearOne Spain claiming wrongful termination and seeking unspecified statutory compensation as damages (the “Spanish Proceeding”) in connection with the Company’s reduction in force that it initiated on June 20, 2025.

On January 5, 2026, ClearOne Spain entered into a Settlement Agreement and Waiver of Claims with the eight former employees (the “Settlement Agreement”). Under the terms of the Settlement Agreement, all eight former employees of ClearOne Spain agreed to dismiss and terminate all of their claims under the Spanish Proceeding in exchange for an aggregate cash payment from ClearOne Spain of €392,809.80.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Settlement Agreement in the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1#	Settlement Agreement and Waiver of Claims.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

#Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: January 13, 2026	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer